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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-8 (nos. 33-79772, 2-96564, 33-10035 and 33-41709) of Datum Inc. (Datum) of our report dated December 12, 1994 appearing on page F-14 of Datum's Proxy Statement for the Special Meeting of Stockholders of March 16, 1995 which is incorporated by reference in Datum's Current Report on Form 8-K.



PRICE WATERHOUSE LLP

Indianapolis, Indiana
March 27, 1995

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